EXHIBIT 21.01
SUBSIDIARIES OF NASHUA CORPORATION

DOMESTIC	INCORPORATED

Nashua International, Inc.	Delaware

FOREIGN	INCORPORATED

Nashua FSC Limited (1)	Jamaica

(1)	In liquidation.